                                                                [Execution Copy]


                                LEASE AGREEMENT

                           DATED AS OF APRIL 16, 1997

                                    BETWEEN

                              FLEET NATIONAL BANK,
                        not in its individual capacity,
                          but solely as Owner Trustee
                   under the Trust Agreement, as the Lessor,


                       SMART & FINAL INC., as the Lessee

                               TABLE OF CONTENTS
                               -----------------
                                                                             Page
                                                                             ----
SECTION 1.    Definitions.................................................      1

SECTION 2.    Lease of Leased Premises....................................      1

SECTION 3.    Term........................................................      2

SECTION 4.    Rent........................................................      2

SECTION 5.    Net Lease Agreement.........................................      3

SECTION 6.    Use of Leased Premises......................................      4

SECTION 7.    Compliance with Laws........................................      4

SECTION 8.    Property Taxes and Assessments..............................      5

SECTION 9.    Maintenance and Repair of Property; Alterations.............      5

SECTION 10.   Insurance...................................................      6

SECTION 11.   Assignment and Subletting...................................      8

SECTION 12.   Liens.......................................................     10

SECTION 13.   Certain Personal Property...................................     10

SECTION 14.   Loss, Damage or Destruction.................................     11

SECTION 15.   Lessee's Rights of Purchase and Renewal; Purchase Obligation     12

SECTION 16.   Sale of Leased Premises.....................................     12

SECTION 17.   Late Charges................................................     13

SECTION 18.   No Warranties...............................................     14

SECTION 19.   Events of Default...........................................     14

SECTION 20.   Remedies Upon Default.......................................     16

SECTION 21.   Certain Waivers.............................................     21

SECTION 22.   Memorandum of Lease.........................................     23

SECTION 23.   Lessor's Right to Perform for the Lessee....................     23

SECTION 24.   Notices.....................................................     23

SECTION 25.   Nature of Transaction.......................................     23

                                                                             Page
                                                                             ----
SECTION 26.   Operating Lease.............................................     24

SECTION 27.   Governing Law; Waiver of Jury Trial.........................     24

SECTION 28.   Miscellaneous...............................................     24

  LEASE AGREEMENT dated as of April 16, 1997 between FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Lessor") and SMART & FINAL INC., a Delaware corporation (the "Lessee").

  SECTION 1. Definitions. All capitalized terms used and not defined herein
             -----------
shall have the respective meanings ascribed thereto in Exhibit A to the Participation Agreement dated as of April 16, 1997, among the parties hereto, Credit Lyonnais New York Branch, as Agent, and the Lenders, Equity Participant and the Significant Sublessees named therein, as amended from time to time.

  The words "this Lease Agreement", "herein", "hereunder", "hereof" or other like words mean and include this Lease Agreement, each Lease Supplement, and each amendment and supplement hereto and thereto.

  SECTION 2. Lease of Leased Premises.
             ------------------------
  (a) Subject to the terms and conditions hereof, the Lessor agrees to lease to the Lessee any and all of the Leased Premises for the Lease Term. The Lessor shall not be obligated to acquire any Leased Premises for lease hereunder unless:

     (i) the Purchase Price plus the Estimated Improvement Cost of such Leased Premises and all other Leased Premises leased hereunder does not exceed $30,000,000;

     (ii) the Lessee causes the conveyance of title to such Leased Premises to the Lessor as provided in Section 3.02 of the Participation Agreement;

     (iii) at the time any such Leased Premises is to be leased hereunder, there exists no Event of Default or Unmatured Event of Default; and

     (iv) the other terms and conditions hereof and of the Participation Agreement including without limitation the terms and conditions of Article III thereof are satisfied.

  (b) The lease of each of the Leased Premises to the Lessee under this Lease Agreement shall be evidenced by the execution and delivery by the Lessor and the Lessee of a Lease Supplement. In addition, each Advance made by the Lessor to the Lessee under the Agency Agreement shall be evidenced by a Lease Supplement. No Closing Date shall occur after April 16, 1999.

  (c) Execution by the Lessee of a Lease Supplement shall constitute (i) in the case of a Lease Supplement evidencing the lease of Leased Premises, (x) acknowledgment by the Lessee that possession of the Leased Premises specified therein has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Closing Date, and (y) acknowledgment by the Lessee that the Leased Premises specified therein are subject to all of the covenants, terms and conditions of this Lease Agreement and such Lease Supplement, or (ii) in the case of a Lease Supplement evidencing an Advance under the Agency Agreement, (x) acknowledgment by the Lessee that all the Work performed and Improvements constructed to date are a part of the Leased Premises and subject to the Lease Agreement and (y) acknowledgment that the amount of such Advance shall be added to, and become a part of, the Outstanding Property Cost on such Advance Date.

  (d) So long as the Lessee pays the Basic Rent, any Supplemental Rent and any other sums payable hereunder as the same become due and fully complies with all of the terms of this

Lease Agreement and the other Transaction Documents and fully performs its obligations hereunder and thereunder, and so long as no Event of Default has occurred and is continuing, the Lessor covenants that, subject to the terms of this Lease Agreement and the other Transaction Documents, neither the Lessor nor anyone claiming by, through or under the Lessor shall interfere with the Lessee's peaceful and quiet enjoyment of the Leased Premises (except in respect of claims which the Lessee is obligated to indemnify any Indemnified Party pursuant to Section 4.02 of the Participation Agreement and claims arising from encumbrances on any Leased Premises existing on the Closing Date thereof). No failure by the Lessor to comply with the foregoing covenant shall give the Lessee any right to cancel or terminate this Lease Agreement or to abate, reduce or make a deduction from or offset against the Basic Rent, Supplemental Rent or any other amount payable under this Lease Agreement, or to fail to perform any other obligation of Lessee hereunder.

  SECTION 3. Term.
             ----
  (a) The "Base Term" for the Leased Premises described in a Lease Supplement shall commence on the Closing Date set forth in such Lease Supplement, which (as described in the Participation Agreement) is the date on which such Leased Premises is accepted for lease hereunder by the Lessee, and shall continue until April 16, 2002, unless terminated earlier pursuant to Section 14, 15, 16 or 20 hereof.

  (b) Subject to conditions set forth in Section 15(b) hereof, each "Renewal Term" shall be for a period of two (2) years and shall commence on the first day following the last day of the Base Term (in the case of the first Renewal Term) or the last day of the preceding Renewal Term (in the case of subsequent Renewal Terms), unless terminated earlier pursuant to Section 14, 15, 16 or 20 hereof.

  (c) The "Lease Term" shall consist of the Base Term and all Renewal Terms; provided, however, that the Lease Term shall not, in any event, extend beyond
--------
the first to occur of (i) April 16, 2022 and (ii) the Maturity Date of the Notes.

  (d) If the Lessee remains in possession of the Leased Premises after the expiration of the Lease Term, such continued possession shall, if rent is paid by the Lessee and accepted by the Lessor, create a month-to-month tenancy on the terms and conditions herein specified but at a Basic Rent equal to the Basic Rent that would have been payable during the period of the hold-over had the Lessee exercised its right to extend the Lease Term for the Renewal Term immediately following the expiration of the Lease Term except that the Finance Rate used in calculating the Basic Rent shall be the Late Payment Rate, and said tenancy may be terminated at any time by either party by 30 days' prior written notice to the other party.

  SECTION 4. Rent.
             ----

  (a) The Lessee hereby agrees to pay to the Lessor on each Payment Date during the Lease Term the Basic Rent due on such date.

  (b) The Lessee also agrees to pay to the Lessor, or to whomsoever shall be entitled thereto as expressly provided herein or in the Participation Agreement, all Supplemental Rent, promptly as the same shall become due and owing, or if no due date is specified, upon demand by the Lessor, and in the event of any failure on the part of the Lessee so to pay any such Supplemental Rent hereunder the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent.

  (c) Until the indebtedness evidenced by the Notes shall have been fully paid and discharged, all payments (other than Excluded Amounts) required to be made by the Lessee to the Lessor hereunder shall be made to the Agent, by wire transfer of federal or other immediately available funds no later than 11:00 a.m. New York City time and identifying each payment in such manner and payable to such account of the Agent as provided in Section 4.05 and the signature pages of the Participation Agreement. Thereafter, all payments required to be made by the Lessee to the Lessor hereunder shall be paid to the Lessor in such manner as the Lessor has reasonably requested. All Excluded Amounts shall be paid directly to the Person entitled thereto as specified in the preceding sentence. Time is of the essence in connection with the payment of Basic Rent, Supplemental Rent and all other payments hereunder.

  SECTION 5. Net Lease Agreement. The lease of the Leased Premises hereunder is
             -------------------
a net lease and the Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural, in connection with the use, operation, maintenance, repair and reconstruction of the Leased Premises. Notwithstanding any other provision of this Lease Agreement, it is intended that Basic Rent and Supplemental Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including, without limitation: (a) any defect in the condition, quality or fitness for use of the Leased Premises or any portion thereof; (b) any damage to, removal, abandonment, salvage, loss or destruction of or any requisition, condemnation, taking of, or the occurrence of any Event of Loss with respect to the Leased Premises or any portion thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Premises or any part thereof, whether as a result of force majeure or otherwise; (d) any defect in or any Lien on the title to the Leased Premises or any part thereof;
(e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee, the Lessor or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Lease Agreement by any trustee or receiver of the Lessee, the Lessor or any other Person, or by any court; (g) any claim that the Lessee has or may have against the Lessor or any other Person; (h) any failure on the part of the Lessor, the Equity Participant, any Lender or the Agent to perform or comply with any of the terms hereof or of any other Transaction Documents; (i) any invalidity or unenforceability or disaffirmance of this Lease Agreement or any provision hereof or any of the other Transaction Documents or any provision of any thereof; (j) any change in the tax or other laws of the United States, any state or any political subdivision of any thereof; (k) any assignment, novation, merger, consolidation, sale or transfer of assets, leasing or other similar transaction of or affecting either the Lessee, whether with or without the approval of the Lessor or any other Person; (l) any acts or circumstances that may constitute a foreclosure under this Lease Agreement; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not either the Lessee shall have notice or knowledge of any of the foregoing. This Lease Agreement shall be noncancellable by the Lessee and, except as expressly provided herein, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease Agreement or to any diminution or reduction of Rent or Supplemental Rent payable by the Lessee hereunder. Except as expressly provided herein, all payments by the Lessee shall be final and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever. Except as otherwise expressly provided herein or in other Transaction Documents, the Lessee shall pay to the parties respectively entitled thereto, as Supplemental Rent, all utility charges, taxes, insurance premiums, operating charges, repair and maintenance charges and any other costs and expenses that may accrue or become due and payable during the Lease Term relating to any Leased Premises or any buildings, improvements, fixtures, machinery, equipment or personal property now or hereafter constituting a part thereof, or arising from the construction, management, maintenance, preservation or operation of, or from any use, occupancy or activity conducted in, on or about any Leased Premises and any buildings, improvements, fixtures, machinery, equipment or personal property now or hereafter constituting a part thereof.

  SECTION 6. Use of Leased Premises.
             ----------------------

  The Lessee shall be permitted to use the Leased Premises for any lawful uses, subject, however, to applicable zoning ordinances, applicable laws and any governmental rules and regulations now in effect or hereafter adopted by any governmental authority having or asserting jurisdiction, and such conditions, restrictions and other encumbrances, if any, to which the Leased Premises are subject at the time of execution and delivery of the Lease Supplement applicable thereto. The Lessee shall not use or occupy or permit any Leased Premises to be used or occupied, nor do or permit anything to be done in or on any Leased Premises or any part thereof, in a manner that would in any way violate any certificate of occupancy affecting such Leased Premises or make void or voidable any insurance then in force with respect thereto, or that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by the Lessee, or that will cause or be likely to cause structural injury to such Leased Premises, or that will constitute a public or private nuisance or waste. Nothing contained in this Lease Agreement and no action or inaction by the Lessor shall be deemed or construed to mean that the Lessor has granted to the Lessee any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of the Lessor in the Leased Premises.

  SECTION 7. Compliance with Laws.
             --------------------

  (a) The Lessee shall, throughout the Lease Term, and at the Lessee's cost and expense, promptly comply, or cause compliance (including, without limitation, in connection with the making of any required alterations, repairs or improvements to the Leased Premises): (i) with all applicable laws, rules, regulations, licenses, judgments, orders or decrees of any government, governmental body or court having jurisdiction over the Lessee or the Leased Premises, and (ii) with any agreements, contracts, easements and restrictions affecting any Leased Premises or any part thereof or the ownership, occupancy or use thereof existing on the Closing Date for such Leased Premises or hereafter created by the Lessee, or consented to or requested by the Lessee. In furtherance, and not in limitation of, the preceding sentence, the Lessee will comply with all Environmental Laws governing each Leased Premises.

  (b) No abatement, diminution or reduction in Basic or Supplemental Rent or any other charges required to be paid by the Lessee pursuant hereto shall be claimed by or allowed to the Lessee for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future laws or regulations, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of the Lessor or the Lessee, nor shall this Lease Agreement be affected by any such causes; and no diminution in the amount of the space used by the Lessee caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of any Leased Premises shall entitle the Lessee to any abatement, diminution or reduction of the Basic Rent or any other charges required to be paid by the Lessee pursuant to this Lease Agreement.

  SECTION 8. Property Taxes and Assessments.
             ------------------------------

  (a) The Lessee shall pay when due and shall be obligated for all real estate taxes and assessments assessed against any Leased Premises or any part of any thereof. Such real estate taxes and assessments shall be hereinafter referred to as "Real Estate Taxes." Real Estate Taxes shall also include any tax, assessment, charge or fee in substitution for or in addition to such real estate taxes or assessments, and a tax on rents in substitution for or in addition to such real estate taxes or assessments, but shall not include any Taxes specified in clauses (x) or (y) of Section 4.02(b) of the Participation Agreement. The Lessee agrees to pay all such Real Estate Taxes on the Leased Premises on or before the due date for payment of such Real Estate Taxes.

  (b) The Lessee shall have the right to contest the amount or validity of the Real Estate Taxes which the Lessee is required to pay hereunder, and for that purpose, the Lessee shall have the right to file in the name of the Lessor all such protests or petitions and to institute and prosecute such proceedings as the Lessee may deem necessary for the purpose of such contest. The Lessee shall pay the cost of prosecuting such contest. If payment is necessary in order to avoid penalties or interest accruing thereon the Lessee must pay such Real Estate Taxes prior to such protest or proceeding. Any refund of any Real Estate Taxes paid by the Lessee shall be the property of the Lessee, and the Lessor agrees to pay the same to the Lessee promptly in the event payment thereof is initially made to the Lessor.

  (c) The Lessee shall pay promptly when due all personal property taxes assessed during the Lease Term upon the Lessee's fixtures, furnishing, equipment and stock in trade or upon the Lessee's leasehold interest under this Lease Agreement or upon any other personal property situated in or upon the Leased Premises.

  SECTION 9. Maintenance and Repair of Property; Alterations.
             -----------------------------------------------

  (a) The Lessee shall, at all times during the Lease Term, at its own cost and expense and without any cost or expense to the Lessor, preserve and maintain the Leased Premises (including parking areas, access drives and landscaping) in good condition and repair consistent with industry standards, subject to ordinary physical depreciation and wear and tear, but in no event shall such standards be lower than the standards followed by the Lessee for the maintenance and repair of similar property owned by the Lessee, which obligation shall include, without limitation, the maintenance and repair of both the exterior and interior of the Leased Premises, structural components, roof membrane, interior and exterior surfaces, window and door glass, plumbing, heating, ventilation, and air conditioning systems and equipment, and electrical systems and equipment. The foregoing undertaking to maintain the Leased Premises in good condition and repair shall apply regardless of the cause necessitating repair and regardless of whether the Lessee has possession of the Leased Premises, and as between the Lessor and the Lessee, all risks of damage to the Leased Premises are assumed by the Lessee.

  (b) The Lessee may, at its own cost and expense, make additions to, and alterations of, the Leased Premises, provided that (i) the then appraised value of any Leased Premises shall not be decreased thereby, (ii) such work shall be expeditiously completed in a good and workman like manner under the supervision of a licensed architect or engineer in accordance with plans and specifications and cost estimates prepared by such architect or engineer and in compliance with all applicable laws, rules, regulations, licenses (including all notice requirements thereof), (iii) no structural alteration shall be made unless the Lessor's prior written consent shall have been obtained, which consent will not be unreasonably withheld or delayed, and (iv) no material improvements shall be demolished or material additions, alterations or improvements added unless the Lessor's prior written consent shall have been obtained, which consent will not be unreasonably withheld or delayed. If the estimated cost of any single or connected series of such additions, alterations or improvements exceeds $1,000,000 (other than the Improvements made pursuant to the Agency Agreement), the Lessee will (x) give the Lessor and the Agent advance notice thereof, (y) provide the Lessor and the Agent for its review preliminary and final plans and specifications and any material amendments thereto, and (z) use only reputable general contractors and subcontractors, licensed to the extent required by the provisions of applicable law. All such additions, alterations and improvements shall be and remain the property of the Lessor, shall be deemed part of the Leased Premises and shall be subject to this Lease Agreement.

  SECTION 10. Insurance.
              ---------

  (a) The Lessee will maintain the following insurance in respect of each of the Leased Premises in each case in amounts and with carriers acceptable to the Lessor and the Agent:

      (i) property insurance against all risks of direct physical loss, including loss by fire, lightning, windstorm (if commercially reasonable to obtain), hail, explosion, riot and civil commotion, aircraft and vehicles, smoke, flood (if commercially reasonable to obtain), earthquake (if commercially reasonable to obtain) and other risks which at the time are included under usual and customary extended coverage endorsements in amounts sufficient to prevent the Lessor and the Lessee from becoming a co-insurer of any loss, but in any event not less than the actual replacement value of the buildings and improvements on the Leased Premises or the Termination Value, whichever is greater; provided, however that any deductible under such
                        --------  -------
  insurance policies shall not be in excess of an amount acceptable to Lessor and the Agent and, provided further, that the Lessee may provide for property
                     -------- -------
  insurance against such claims under a blanket property insurance policy of at least $100,000,000 coverage per occurrence and $100,000,000 aggregate per annum covering all Premises owned, leased or occupied by the Lessee including the Leased Premises;

      (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, and any claims arising out of the ownership, operation, maintenance, condition and use of the Leased Premises, in the minimum amount of $50,000,000 in respect of personal injury or death to any one person, in the minimum amount of $50,000,000 in respect of any one accident and in the minimum amount of $10,000,000 in respect of property damage; provided, however, that the
                                                --------  -------
  Lessee may provide for commercial general liability insurance against such claims under an umbrella liability policy;

      (iii) to the extent required by the law of the state in which the Leased Premises are located, worker's compensation insurance, including employer's liability, disability and similar insurance; and

      (iv) prior to the date that the Work is Substantially Complete builder's risk insurance on a completed value, nonreporting basis for the Estimated Improvement Cost and worker's compensation insurance as required by applicable law and regulations; provided, however, that any deductible amounts exceeding
                       --------  -------
  $25,000 under the builder's risk policy shall be subject to the approval of the Lessor and the Agent.

Notwithstanding the foregoing, the Lessee shall at all times comply with any provisions of applicable law affecting any Leased Premises regarding insurance that are more stringent than the foregoing provisions. All insurance shall be written or substantially underwritten by companies of nationally recognized financial standing, which are legally qualified to issue such insurance.

  (b)  Every such policy shall:

      (i) designate (except in the case of workers' compensation insurance and employer liability insurance) the Lessor, the Trust Company, each Lender, the Equity Participant and the Agent as additional insureds as their interests may appear and the Lessor as sole loss payee;

      (ii) provide (except for workers' compensation, public and employer liability insurance) that all insurance proceeds shall be payable to the Lessor;

      (iii) provide that there shall be no recourse to the Lessor, the Trust Company, the Equity Participant, any Lender or the Agent for the payment of premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments;

      (iv) provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Lessor, the Trust Company, the Equity Participant, each Lender or the Agent, and that all provisions thereof, except the limits of liability (which shall be applicable to all insurers as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

      (v) provide that the Lessor and the Agent will be furnished with at least 30 days' advance written notice of any material change or cancellation or expiration or non-renewal of coverage, and that such material change, cancellation or expiration shall not be effective as to the Lessor, the Equity Participant, any Lender or the Agent prior to the expiration of such period after notice to the Agent and the Lessor;

      (vi) waive any right of subrogation of the insurers thereunder against the Lessor, the Equity Participant, each Lender or the Agent, and any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, with respect to any liability of any such person insured under such policy;

      (vii) provide that any losses recovered under the insurance described in this Section 10 shall not be invalidated notwithstanding (A) any act, failure to act or negligence or violation of warranties, declarations, or conditions contained in such policy by any named insured or owner of the property, (B) the occupation or use of any Leased Premises for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding or notice of sale relating to the property or (D) any change in title or ownership of the property; and

      (viii) Within 120 days after the end of each calendar year, the Lessee shall deliver to the Lessor, the Equity Participant and the Agent (i) a list prepared as of the last day of such year describing all insurance maintained in accordance with this Section 10 (and in particular describing risks insured against, coverage, amounts, deductibles, the identity of insurers and expiration dates) and (ii) an officer's certificate of the Lessee, confirmed by an insurance certificate of the respective insurers, to the effect that all premiums due under such policies have been paid in full and that such insurance meets all requirements of this Section 10.

  (c) The Lessee will deliver to the Lessor, the Equity Participant, or the Agent, promptly upon any request therefor, (i) the originals or copies certified by the insurer of all policies evidencing all insurance required to be maintained under this Section 10 and (ii) evidence as to the payment of all premiums due thereon; provided, however, that the
                                               --------  -------
Lessor, the Equity Participant, any Lender or the Agent shall not be deemed by reason of their respective custody of such policies to have knowledge of the contents thereof. The Lessee will use its best efforts to deliver to the Lessor, the Equity Participant and the Agent, a new policy or certificate evidencing such new policy as replacement for any expiring policy at least 30 days prior to the date of such expiration, but in any event the Lessee shall so deliver such policy or certificate prior to the date of such expiration.

  (d) In addition to the foregoing, if the Lessee shall be in default in respect of its obligations to obtain insurance pursuant to this Section 10, the Lessor or the Agent shall have the right (but not the obligation), and without, in any way, limiting or otherwise modifying any other rights or remedies of the Lessor or the Agent under this Lease Agreement by reason of such default or otherwise, to obtain such insurance at the expense of the Lessee and, in such event, the Lessee shall reimburse the Lessor or the Agent, as the case may be, upon demand for the cost thereof, together with interest thereon at the Late Payment Rate.

  (e) The Lessee hereby irrevocably assigns to the Lessor any compensation or insurance proceeds to which the Lessee may become entitled by reason of the Lessee's interest in the Leased Premises if any Leased Premises or any part thereof is damaged or destroyed by fire or other casualty. If any Leased Premises or any part of any thereof is damaged or destroyed by fire or other casualty, and if the estimated cost of rebuilding, replacing or repairing the same exceeds $500,000, the Lessee promptly shall notify the Lessor and the Agent thereof. Subject to the next sentence, Lessee shall negotiate, prosecute and adjust any claim for any compensation or insurance payment on account of any such damage or destruction and may unilaterally settle any such negotiation, prosecution or adjustment, but the Lessor shall be entitled to participate in any such negotiation, prosecution and adjustment. If Net Casualty Proceeds (as hereinafter defined) are reasonably expected to exceed $500,000, the Lessee shall not settle such negotiation, prosecution or adjustment without the consent of the Lessor. Any compensation or insurance payment shall be paid to and held in trust in a separate account and applied in accordance with this Lease Agreement by the Agent. All amounts paid in connection with any such damage or destruction shall be applied pursuant to Section 14 hereof and all such amounts paid or payable in connection therewith (minus the expenses of collecting such amounts) are herein called the "Net Casualty Proceeds". The Lessee shall pay all reasonable costs and expenses in connection with each such negotiation, prosecution and adjustment for which costs and expenses the Lessee shall be reimbursed out of any compensation or insurance payment received.

  SECTION 11. Assignment and Subletting.
              -------------------------

  (a) The Lessee shall sublease each of the Leased Premises to one of the Permitted Sublessees which will use such Leased Premises in its business. The Lessee shall effectively assign to the Lessor (and the Lessor, in turn, will assign to the Agent for the benefit of the Lenders and the Equity Participant) each such sublease and all Basic Rent and Supplemental Rent and any other amounts payable thereunder. Each Permitted Sublessee shall enter into a Sublease in the form attached hereto as Exhibit B (a "Subsidiary Sublease") with the Lessee on or prior to the first sublease of any Leased Premises to such Permitted Sublessee. The sublease of each Leased Premises thereunder by the Lessee to a Subsidiary Sublessee shall be evidenced by the execution and delivery of a Sublease Supplement for such Leased Premises.

  (b) If a Permitted Sublessee or other transferee defaults under this Lease Agreement, the Lessor may proceed directly against the Lessee without pursuing remedies against the transferee. The Lessor's acceptance of rent from any other Person is not waiver of any provision of this Section 11.

  (c) No portion of the Leased Premises or of the Lessee's interest in this Lease Agreement may be acquired by any other Person other than the Permitted Sublessees as provided in Section 11(a) hereof, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of the Lessee, without the Lessor's prior written consent, which may be withheld in the Lessor's sole discretion; provided, however, that to the extent, but only to the extent, that applicable law prohibits the Lessor from withholding such consent in its sole discretion, the following shall apply:

      (i) No portion of the Leased Premises or of the Lessee's interest in this Lease Agreement may be acquired by any other Person other than the Permitted Sublessees, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of the Lessee, without the Lessor's prior written consent, except as provided in clause (ii) below. The Lessor has the right to grant or withhold its consent as provided in clause (ii) below. Notwithstanding anything to the contrary set forth in Section 12 hereof, any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. Should the Lessee desire to sublease or assign this Lease Agreement for all or a portion of the Leased Premises, the Lessee shall first give the Lessor 60 days prior written notice of its intent to offer all or a portion of any Leased Premises for sublease or assignment, which notice shall be given before offering such Leased Premises for sublease or assignment.

      (ii) The Lessee's request for consent to any transfer described in Section 11(c)(i) hereof shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information the Lessor deems relevant. The Lessor shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Leased Premises;
  (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) the Lessee's compliance with all of its obligations under the Lease Agreement; and (iv) such other factors as the Lessor may reasonably deem relevant. If the Lessor objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, the Lessee may nonetheless sublease (but not assign), all or a portion of the Leased Premises to the proposed transferee, but only on the other terms of the proposed transfer. In the event of any proposed sublease or assignment, the Lessee shall submit such financial and related information concerning the proposed sublessee or assignee as the Lessor shall require in its sole discretion, and the Lessor shall have a reasonable period of time to complete its review of such information from the date the Lessee delivers to the Lessor a complete submittal of all such information responsive to the Lessor's request.

  (d) Any assignment or sublease of any Leased Premises made pursuant to clause
(c) above shall be expressly subject and subordinate to all the terms and conditions of this Lease Agreement (including without limitation, the rights of the Lessor and the Agent to enforce remedies under Section 19 hereof), and any such assignment or sublease shall not in any manner whatsoever relieve the Lessee from any obligations under this Lease Agreement (it being understood and agreed that the Lessee shall remain primarily liable for such obligations notwithstanding any such assignment or sublease) and all other Transaction Documents to which each is a party, such liability to be unconditional irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge or defense of a surety or guarantor, and the Lessee hereby waives any rights they may now have or hereafter acquire to avoid any such obligations by reason of such assignment or sublease or any circumstances arising from such assignment or sublease. Any such assignment or sublease shall be evidenced by a written instrument executed by the Lessee and the assignee or sublessee, as the case may be, which written instrument shall be in form and substance acceptable to the Lessor and the Agent (a "Sublease"). The Lessee agrees to deliver notice of any such Sublease to the Lessor, together with an execution copy of such assignment or sublease. The Lessee agrees to indemnify and hold the Lessor, the Agent and the Lenders harmless against any and all reasonable out-of-pocket expenses, claims, demands and liabilities, of whatever nature, relating to or in any way arising out of any such sublease, including, without limitation, all reasonable out-of-pocket costs, damages, charges, attorneys' fees and expenses arising out of or necessitated by assertion of any such claim or demand with regard to such assignment or sublease. Any sublease or assignment entered into in violation of this Section shall be void.

  (e) In addition to the assignment of this Lease Agreement under the Mortgage and Assignment Agreements, to which the Lessee hereby consents, the Lessor may, subject to the Mortgage and Assignment Agreements, assign its interest under this Lease Agreement as provided in the other Transaction Documents. If the Lessor assigns its interest under this Lease Agreement together with fee title to the Leased Premises, the Lessor shall be relieved of any and all future obligations and liabilities under this Lease Agreement accruing from and after the date of such conveyance, and the Lessee shall deliver to the Lessor a written release so stating, provided that any assignee or successor of the Lessor shall provide the Lessee with a written assumption agreement for the benefit of the Lessee and the Lessor whereby such assignee or successor assumes and agrees to punctually perform all of the obligations and liabilities of the Lessor hereunder.

  SECTION 12. Liens. The Lessee will not directly or indirectly create, incur,
              -----
assume or suffer to exist any Lien on or with respect to any Leased Premises or any part of any thereof, or interest therein, or this Lease Agreement or any of the Lessor's or the Lessee's interests hereunder, except any Permitted Lien. The Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease Agreement and the Leased Premises free and clear of, and to duly discharge or eliminate or bond in a manner reasonably satisfactory to the Lessor and the Agent, any such Lien not excepted above if the same shall arise at any time. The Lessee will notify the Lessor and Agent in writing promptly upon a Senior Financial Officer becoming aware of any Lien (other than any Permitted Lien) that shall attach to any Leased Premises or any part thereof or interest therein, and of the full particulars thereof.

  SECTION 13. Certain Personal Property. Any equipment, signs and other movable
              -------------------------
property installed in or attached to the Leased Premises by and at the expense of the Lessee shall remain the property of the Lessee, and upon request the Lessor agrees to disclaim any interest in said property. The Lessee may finance or refinance the purchase price of all or any part of its furnishings, equipment and signs and in connection therewith may grant security interests in and liens upon such items, provided that no Liens may be granted or placed upon the
                 --------
Lessor's fee interest in the Leased Premises. The Lessor agrees to execute and deliver such subordination or waivers of lien as the Lessee or its respective equipment lenders may reasonably request with respect to such furnishings, equipment and signs in connection with any such financing or refinancing. The Lessee shall have the right, prior to the expiration of the Lease Term, to remove any and all of its trade fixtures, equipment and other movable property which it may have stored, attached to, or installed in the Leased Premises; provided, however, that the Lessee may not remove any fixtures (except trade
--------  -------
fixtures) or other items which cannot be removed without causing structural damage to the Leased Premises, and the Lessee will repair any and all damage to the Leased Premises occasioned by such removal.

  SECTION 14. Loss, Damage or Destruction.
              ---------------------------

  (a) The Lessee hereby assumes all risk of loss, damage, taking, destruction, confiscation, requisition or commandeering, partial or complete, of the Leased Premises or any part thereof or of any interest therein, however caused or occasioned, such risk to be borne by the Lessee with respect to the Leased Premises. No occurrence specified in the preceding sentence nor the resulting loss of use of any Leased Premises (including without limitation any period while such Leased Premises is being repaired, replaced or rebuilt) shall impair, in whole or in part, any obligation of the Lessee under this Lease Agreement, including, without limitation, the obligation to pay Basic Rent and Supplemental Rent, and this Lease Agreement shall continue in full force and effect with respect to any Leased Premises suffering any such occurrence unless and until the lease of such Leased Premises hereunder is terminated pursuant to subsection
(b) below. If such occurrence does not constitute an Event of Loss, then the Lessee promptly will commence and diligently will proceed to rebuild, repair or replace any damage caused by such occurrence in conformity to Section 9(b) hereof to its condition immediately prior to such occurrence and any insurance proceeds received by the Lessor shall in connection therewith promptly be paid to the Lessee, provided no Event of Default has occurred and is continuing.
               --------

  (b) Upon an Event of Loss with respect to any Leased Premises, the Lessee shall give the Lessor and the Agent prompt notice thereof. Except as provided in subsection (c) below, on the Payment Date next following more than 45 days after an Event of Loss with respect to any Leased Premises, the Lessee shall purchase such Leased Premises for a purchase price equal to the Termination Value of such Leased Premises. Upon receipt by the Lessor of the purchase price, the Basic Rent due on such date, any Supplemental Rent and all other amounts then due and owing hereunder, the Lessor shall transfer title to such Leased Premises (together with any claim for unpaid insurance proceeds or condemnation award) by a quit-claim deed to the Lessee, on an as-is basis, without any warranty of any kind (other than the absence of Lessor Liens) by, or recourse of any kind to, the Lessor. Any insurance proceeds or condemnation award received by the Lessor shall be retained by the Lessor and applied to said payment of the purchase price of such Leased Premises.

  (c) If any Leased Premises subject to an Event of Loss can be fully repaired and restored to the condition thereof immediately prior to such Event of Loss within one year of the Payment Date next following the occurrence of such Event of Loss (the "Restoration Date"), in lieu of the application described in subsection (b) above, the Lessee on 30 days' written notice to the Lessor may elect to repair and reconstruct such Leased Premises to its condition immediately prior to such Event of Loss (assuming compliance by the Lessee with the terms and conditions of this Lease Agreement and the other Transaction Documents). If the Lessee so elects, it shall, at its own cost and expense, promptly commence and diligently proceed to rebuild, replace or repair the damage to such Leased Premises caused by such Event of Loss in conformity with requirements of Section 9(b) hereof so as to restore the Leased Premises to the fair market value and to the condition thereof immediately prior to such Event of Loss. Prior to any such rebuilding, the Lessor and the Lessee shall agree on the maximum cost of such rebuilding (the "Casualty Restoration Cost"); the Casualty Restoration Cost shall be paid first out of Lessee's own funds to the extent that the Casualty Restoration Cost exceeds the amount of the Net Casualty Proceeds. After such expenditure, and so long as no Event of Default has occurred and is continuing hereunder, the Lessee shall be entitled to receive the Net Casualty Proceeds, but only against a certification (made no more frequently than once each month) describing the work for which the Lessee is requesting payment and the cost incurred by the Lessee in connection therewith and stating that the Lessee has not theretofore received payment for such work. Any Net Casualty Proceeds remaining after final payment has been made for such work shall be paid to the Lessee and if the cost of the work required to be made by the Lessee pursuant to this subsection exceeds the amount of such Net Casualty Proceeds, the deficiency shall be paid by the Lessee. If such Leased Premises are not restored or reconstructed to their condition prior to such Event of Loss prior to the Restoration Date, then the Lessee shall purchase such Leased Premises on the next following Payment Date in accordance with subsection (b) above.

  SECTION 15. Lessee's Rights of Purchase and Renewal; Purchase
              -------------------------------------------------
              Obligation.
              ----------

  (a) So long as no Event of Default has occurred and is continuing, commencing April 16, 1999, the Lessee shall have the right, upon 90 days' prior written notice to the Lessor, to purchase all, but not less than all, of the Leased Premises at the end of any Payment Period for an amount equal to the Termination Value on such date. Upon receipt by the Lessor of said purchase price, the Basic Rent due on such date, any Supplemental Rent and all other amounts then due and owing hereunder, the Lessor shall transfer title to the Leased Premises, by quit-claim deeds, to the Lessee, on an as-is basis without any warranty of any kind (other than the absence of Lessor Liens) by, or any recourse of any kind to, the Lessor. In the event that the Lessee fails, for any reason, to exercise the sale option provided by Section 16 at least 360 days prior to the end of the Lease Term, the Lessee shall be deemed to exercise the purchase option provided by this Section 15(a) to purchase all the Leased Premises at the end of the Lease Term for an amount equal to the Termination Value on such date.

  (b) If (i) no Event of Default shall have occurred and be continuing and (ii) this Lease Agreement shall not have been earlier terminated, the Lessee may, by irrevocable written notice to the Lessor and the Agent not more than 90 days and not less than 75 days prior to April 16, 1999, request that the Lease Term of all, but not less then all, of the Leased Premises be extended for a two-year period (a "Renewal Term") and thereafter Lessee may on the same basis request up to ten of such two-year extensions, each such request by irrevocable written notice to the Lessor and the Agent not more than 90 days and not less than 75 days prior to the date which is three years prior to the then end of the Lease Term; provided that no Renewal Term shall extend beyond the first to occur of April 16, 2022 and the Maturity Date of the Notes. Such request shall be granted only if each of the Lenders, in their sole discretion, shall by notice to the Lessee and the Agent not later than 30 days prior to the date which is three years prior to the then end of the Lease Term, consent to such extension; provided that in no event shall the Lease Term be extended without the written consent of all Lenders except to the extent alternative financing acceptable to all parties is obtained. Except as otherwise provided herein each extension of this Lease Agreement shall be on the same terms and conditions for the Base Term.

  (c) If an Environmental Put Event occurs with respect to any Leased Premises, then, upon written notice to the Lessee, the Lessor may require the Lessee to purchase such Leased Premises on the next Payment Date which occurs at least 15 days after the date of such notice for a purchase price equal to the Termination Value of such Leased Premises on such date. Upon receipt by the Lessor of said purchase price, the Basic Rent due on such date, any Supplemental Rent and all other amounts then due and owing hereunder, the Lessor shall transfer title to such Leased Premises, by quit-claim deed, to the Lessee, on an as-is basis without any warranty of any kind (other than the absence of Lessor Liens) by, or any recourse of any kind to, the Lessor.

  SECTION 16. Sale of Leased Premises.
              -----------------------

  (a) If (i) no Event of Default shall have occurred and be continuing and (ii) this Lease Agreement shall not have been earlier terminated, the Lessee may, by irrevocable written notice to the Lessor and the Agent not more than 390 days and not less than 360 prior to the end of the Lease Term, elect to cause all, but not less than all, of the Lease Premises then owned by the Lessor hereunder to be sold as follows:

      (i) on the last day of the Lease Term the Lessee shall pay the Lessor the Basic Rent then due and any Supplemental Rent and all other amounts then due and owning hereunder plus the Residual Guaranty Payment as of such date; and

      (ii) at, or prior to, the end of the Lease Term, the Lessee shall vacate the Leased Premises and arrange for the sale of the Leased Premises to one or more buyers unrelated to the Lessee or its Affiliates prior to the end of the Lease Term, as the agent of the Lessor, and receipt by the Lessor of the sale proceeds thereof (the Lessee shall pay all expenses of sale) on or before the last day of the Lease Term; provided that the Lessor may designate itself or a third party as sales agent to sell the Leased Premises instead of or in addition to the Lessee. Lessee will use its best efforts to sell the Leased Property for its Fair Market Sales Value.

All above payments shall be made on the date the sale proceeds are due and payable to the Lessor. Each of the Leased Premises shall be in substantially the same physical and operating condition as when such Leased Premises were Substantially Complete, capable of being occupied by a third party and otherwise in full compliance with the terms and conditions hereof. Prior to the sale of the Leased Premises pursuant to this Section, at the request of the Lessor, the Lessee will provide (at its own cost and expense) a current "Phase I" environmental assessment of each Leased Premise performed by the Environmental Consultant, the results of which must be satisfactory to the Lessor and each of the Lenders.

  (b) Upon receipt by the Lessor of such sale proceeds, the Basic Rent due on the last day of the Lease Term, any Supplemental Rent and all other amounts then due and owing hereunder, the Lessor shall transfer title to the Leased Premises to the purchasers designated by the Lessee on an as-is basis, without any warranty of any kind (other than the absence of Lessor Liens) by, or any recourse of any kind to, the Lessor; and, provided no Event of Default or Default shall exist and be continuing, if the sum of (i) such aggregate net proceeds of sale for all the Leased Premises plus (ii) the Residual Guaranty Payment is greater than the Termination Value on such date, the Lessor shall pay to the Lessee the amount by which such sum exceeds such Termination Value. If such aggregate net proceeds of sale are less than the excess of the Termination Value over the Residual Guaranty Payment on such date, in addition to the other amounts specified above, the Lessee shall pay to the Lessor an amount equal to the additional amount, if any, not greater than such deficiency, by which such sale price is less than the Fair Market Sales Value as a consequence of any failure by the Lessee to maintain or repair the Leased Premises as provided by Sections 9 or 14 hereof.

The Lessor shall have no obligation to make any payment required of it under this paragraph (b) above until the Lessor shall have received the sale proceeds, Residual Guaranty Payment, Basic Rent, any Supplemental Rent and all other amounts then due and owing hereunder.

  (c) The provisions of Sections 15 and 16 hereof are of the essence of this Lease Agreement, and time is of the essence for any payment and performance of the obligations of the Lessee set forth therein.

  SECTION 17. Late Charges. The Lessee shall pay to the Lessor, upon demand, to
              ------------
the extent permitted by applicable law, interest on any installment of Basic Rents not paid when due, and on any Supplemental Rent or other amount payable under this Lease Agreement which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the Late Payment Rate so long as an Event of Default has not occurred. Upon the occurrence and during the continuance of an Event of Default or in respect of any payments made under Section 3(d) hereof, the Basic Rent shall be calculated using a Late

Payment Rate instead of the Finance Rate and overdue Basic Rent shall bear interest at the Late Payment Rate. Payments under this Section 17 are due and payable on demand.

  SECTION 18. No Warranties. THE LEASED PREMISES ARE LEASED ON AN AS-IS BASIS
              -------------
AND EXCEPT AS PROVIDED IN SECTION 2(d) HEREOF THE LESSOR EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE LEASED PREMISES AND THE DESIGN OR CONDITION OF THE LEASED PREMISES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY THE LESSEE), IN THE LEASED PREMISES, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR LEASED PREMISES RESULTING THEREFROM, OR FOR THE LESSEE'S LOSS OF USE OF THE LEASED PREMISES OR FOR ANY INTERRUPTION IN THE LESSEE'S BUSINESS CAUSED BY THE LESSEE'S INABILITY TO USE THE LEASED PREMISES FOR ANY REASON WHATSOEVER. THE LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST THE LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE LEASED PREMISES OR BY THE LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER. During the Lease Term and so long and only so long as an Event of Default shall not have occurred and be continuing, the Lessor authorizes the Lessee, at the Lessee's expense, to assert for the Lessor's account, all rights and powers of the Lessor under any contractor's, manufacturer's, vendor's or warranty on the Leased Premises or any part thereof; provided, however, that the Lessee shall indemnify, protect, save, defend and hold harmless the Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by the Lessor in connection therewith, as a result of, or incident to, any action by the Lessee pursuant to the foregoing authorization.

  SECTION 19. Events of Default. Each of the following shall be deemed an Event
              -----------------
of Default:

      (a) Failure of the Lessee to pay Basic Rent for more than 3 days after such payment is due pursuant to Section 4 hereof, or failure of the Lessee to pay Supplemental Rent or any other amount payable by the Lessee hereunder for more than 10 days after such payment is due; or

      (b) Failure to maintain the insurance required by Section 10 hereof or default in the performance of the covenant contained in Section 10(c) hereof; or

      (c) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease Agreement and the continuance of such default for 10 days after written notice to the Lessee by the Lessor; or

      (d) The occurrence of an Event of Default under the Participation Agreement or the Agency Agreement; or

      (e) The entry of a decree or order for relief in respect of the Lessee by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

      (f) The suspension or discontinuance of the Lessee's business operations, its insolvency (however evidenced) or its admission of insolvency or bankruptcy, or the seeking by it of reorganization or relief or the commencement by the Lessee of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of the Lessee generally to pay its debts as such debts become due, or the taking of corporate action by the Lessee in furtherance of any such action; or

      (g) A default or event of default, the effect of which is to permit the lender or lenders of any instrument, or a trustee or agent on behalf of such lender or lenders, to cause the indebtedness evidenced by such instrument to become due prior to its stated maturity shall occur under the provisions of any instrument evidencing indebtedness for borrowed money of the Lessee or any Affiliate thereof (or under the provisions of any agreement pursuant to which such instrument was issued) or any obligation of the Lessee or any Affiliate thereof for the payment of such indebtedness shall become or be declared to be due and payable prior to its stated maturity, or shall not be paid when due; or

      (h) Any representation or warranty made by the Lessee in this Lease Agreement any other Transaction Document or any document contemplated hereby or thereby proves to be false or inaccurate in any material respect; or

      (i) A final judgment or judgments entered by a court of competent jurisdiction for the payment of money in excess of $5,000,000 in the aggregate (excluding any insured portions) shall be rendered against the Lessee and shall remain in force undischarged, unstayed or unbonded for a period of more than 60 days; or

      (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Lessee or any Affiliate thereof, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any single employer plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lessor, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any single employer plan shall terminate for purposes of Title IV of ERISA, or (v) the Lessee or any Affiliate thereof shall, or in the reasonable opinion of the Lessor is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

  SECTION 20. Remedies Upon Default.
              ---------------------

  (a) Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may exercise one or more of the following remedies as the Lessor in its sole discretion shall elect:

      (i) The Lessor shall have the right to terminate this Lease Agreement upon written notice to the Lessee. Whether or not the Lease Agreement shall have been terminated, the Lessor shall have the right to reenter and repossess the Leased Premises or any thereof and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner the Lessor determines to be necessary or desirable. The Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by the Lessor to terminate this Lease Agreement unless a notice of such termination is given to the Lessee pursuant to this Section or unless such termination is decreed by a court.

      (ii) The Lessor may demand, by written notice to the Lessee specifying a purchase date, that the Lessee purchase the Leased Premises from the Lessor, and the Lessee shall purchase the Leased Premises from the Lessor, on the purchase date specified in such notice (on an as is basis, without any warranty of any kind (other than the absence of Lessor Liens) by, or any recourse of any kind to the Lessor, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Basic Rent and Supplemental Rent due after the payment date specified in such notice)), for a price equal to (x) the Termination Value on such date plus (y) any unpaid Basic Rent accrued and unpaid through the payment date specified in such notice (together with interest thereon at the Late Payment Rate from the payment date specified in such notice to the date of actual payment) and any Supplemental Rent or other amounts due and unpaid.

      (iii) If the Lessee defaults under Section 20(a)(ii) hereof, upon 15 days' written notice to the Lessee of the date, time and place of any proposed sale (which notice the Lessee agrees is reasonable) and subject to any requirements of applicable law, sell in good faith and in a commercially reasonable manner, all or any part of the Leased Premises or its interest therein, at public or private sale, as the Lessor may determine, or otherwise dispose of, in good faith and in a commercially reasonable manner, all or any part of the Leased Premises or its interest therein, as the Lessor may determine, in each case free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto (except to the extent required under Section 20(b)(iii) hereof, in the event that the Lessor elects to exercise its right under
  Section 20(a)(iii) hereof, in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in the computation under Section 20(a)(i) or (ii) hereof, if the Lessor shall elect to exercise its right thereunder)).

      (iv) If the Lessor shall have sold the entire Leased Premises or its entire interest therein pursuant to Section 20(a)(iii) hereof, the Lessor may demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor on the date of such sale, as liquidated damages for loss of a bargain and not a penalty (in lieu of Basic Rent due for any period commencing after the date of such sale), any accrued and unpaid Basic Rent through the date of such sale, plus the amount by which the amount required to be paid by the Lessee under Section 20(a)(ii) hereof determined as of such purchase date exceeds the amount obtained pursuant to Section 20(a)(iii) hereof and any Supplemental

  Rent due and unpaid as of the date of actual payment (together with interest thereon at the Late Payment Rate from the payment date specified in such notice to the date of actual payment and any Supplemental Rent due and unpaid).

      (V) THE LESSOR AND THE LESSEE AGREE AND ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE ACTUAL DAMAGES WHICH THE LESSOR WOULD SUFFER IN THE EVENT THAT THE LESSEE DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE LEASED PREMISES IN ACCORDANCE WITH THE TERMS OF THIS LEASE AGREEMENT INCLUDING SECTION 20(B)(I) AND (II) HEREOF. THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT THE LESSOR WOULD SUFFER IN THE EVENT OF THE LESSEE'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE LEASED PREMISES IS AND SHALL BE AN AMOUNT EQUAL TO THE DAMAGES SET FORTH IN CONFORMANCE WITH SECTION 20(A)(II) AND SECTION 20(A)(IV) HEREOF.

      (vi) No termination of the Lease Term pursuant to this Section, by operation of law, or otherwise, and no reentry, repossession or removal pursuant to this Section or otherwise, and no reletting of the Leased Premises pursuant to this Section or otherwise, shall relieve the Lessee of its liabilities and obligations under this Lease Agreement all of which shall survive such termination, reentry, repossession, removal or reletting.

      (vii) Additionally, the Lessor may exercise any other right or remedy which may be available to it under applicable law or common practice, including, without limitation, proceeding by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease Agreement.

  (b) This Section 20(b) shall be in addition to each and every right and remedy granted to the Lessor hereunder, and shall apply to the extent, but only to the extent, that either (i) a court of competent jurisdiction determines that the laws of the State of California or of the State of Florida must be applied, or
(ii) the Lessor determines in its sole discretion that it is necessary to apply the procedural laws of the State of California or of the State of Florida, as the case may be, in order for the Lessor to fully and effectively exercise its rights and remedies hereunder, in which event, upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may exercise one or more of the following remedies as the Lessor in its sole discretion shall elect:

      (i) Whether or not the Lease Agreement shall have been terminated, to reenter and repossess the Leased Premises or any thereof and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner the Lessor determines to be necessary or desirable. The Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by the Lessor to terminate this Lease Agreement unless a notice of such termination is given to the Lessee pursuant to this Section 20 or unless such termination is decreed by a court.

      (ii) In the event of any termination of the Lease Term pursuant to this Section or as permitted by law, the Lessee shall quit and surrender the Leased Premises to the Lessor, and the Lessor may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease Agreement had not been made, and in any such event neither the Lessee nor any Person claiming through or under the Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Leased Premises but shall forthwith quit and surrender the Leased Premises, and the Lessor shall, notwithstanding any other provision of this Lease Agreement and in lieu of all other claims for damages on account of such termination, be entitled to recover from the Lessee the aggregate of all amounts the Lessor is permitted to recover from the Lessee, including:

          (1) the worth at the time of award, as computed below, of the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent (other than Termination Value)) which had been earned at the time of termination of this Lease Agreement;

          (2) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent (other than Termination Value)) which would have been earned after the time of termination of this Lease Agreement until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

          (3) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Basic Rent and Supplemental Rent (other than Termination Value)) for the balance of the term after the time of award exceeds the amount of such rental loss for said balance of the term that the Lessee proves could be reasonably avoided; and

          (4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease Agreement or which in the ordinary course of things would be likely to result therefrom; including without limitation any loss or damage arising out of the failure of the Lessor to receive the benefit of the performance by the Lessee of any obligation to purchase the Leased Premises under the provisions of this Lease Agreement. The Lessee acknowledges and agrees that, in reliance upon this Lease Agreement and the Lessee's covenants and agreements hereunder and the creditworthiness and financial condition of the Lessee, the Lessor has entered into certain special transactions to finance the costs of developing the Leased Premises and constructing the Improvements on the Leased Premises and, in connection with such financing transactions, Lessor has incurred and will continue to incur indebtedness and liabilities under and pursuant to the Loan Agreement, and the other Transaction Documents. The Lessee acknowledges and agrees that an Event of Default will cause the Lessor substantial damage and detriment due to its obligations and liabilities under the Loan Agreement, and the other Transaction Documents and that such obligations and liabilities of the Lessor will be accelerated and materially altered and increased by an Event of Default. Accordingly, in order to compensate the Lessor for all detriment proximately caused by the Lessee's failure to perform its obligations under this Lease, the Lessor shall be permitted to recover from the Lessee all amounts payable under the Lease Agreement inasmuch as such amounts equal the amounts payable by the Lessor under or pursuant to the Loan Agreement as a result of an Event of Default hereunder and a substantially proportionate amount in respect of the investment of the Equity Participant.

          The "worth at the time of award" of the amounts referred to in the foregoing Sections 20(b)(ii)(1) and (2) shall be computed by allowing interest at the Late Payment Rate on each rental installment from the date the same was due hereunder to the time of award. The "worth at the time of award" of the amount referred to in the foregoing Section 20(b)(ii)(3) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either (A) the date upon which the Lessee pays to the Lessor the amount recoverable by the Lessor as hereinabove set forth or (B) the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. If the time of award is determined under clause (B) of the preceding sentence, then the amount recoverable by the Lessor hereunder shall bear interest from the time of award until paid at the Default Rate (or at the highest rate permitted by applicable law, whichever is less). Nothing herein contained shall limit or prejudice the right of the Lessor, and the Lessor is hereby expressly granted the right, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the amounts referred to above.

          THE LESSOR AND THE LESSEE AGREE AND ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF ALL DAMAGES WHICH THE LESSOR WOULD SUFFER IN THE EVENT OF THE LESSEE'S DEFAULT AND FAILURE TO PERFORM ITS OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THIS LEASE AGREEMENT. THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE OTHER AMOUNTS NECESSARY TO COMPENSATE THE LESSOR FOR ALL THE DETRIMENT THAT THE LESSOR WOULD SUFFER IN THE EVENT OF THE LESSEE'S DEFAULT IS AN AMOUNT DETERMINED AT THE TIME OF THE AWARD EQUAL TO THE SUM OF (A) THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING PLUS
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

      (iii) In addition to the other rights and remedies set forth herein, the Lessor shall have the right to continue this Lease Agreement in effect and, as permitted by Section 1951.4 of the California Civil Code (with respect to any Leased Premises located in California), to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by the Lessee and exercise all of the Lessor's rights and remedies under this Lease Agreement, including, without limitation, the right to recover Basic Rent from the Lessee as it becomes due under this Lease Agreement, even though the Lessee has breached this Lease Agreement and abandoned the Leased Premises. Acts of maintenance or preservation, or efforts by the Lessor or on the Lessor's behalf to relet the Leased Premises, or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease Agreement shall not constitute a termination of the Lessee's right to possession of the Leased Premises; provided, however, that the foregoing enumeration shall not be construed as in any way limiting the actions the Lessor may take without terminating the Lessee's right to possession. In furtherance of the rights hereby granted to the Lessor, and to the extent permitted by law, the Lessee hereby appoints the Lessor as its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, to enter the Leased Premises upon an Event of Default hereunder and remove therefrom all persons and property (with the right to store such property on the Leased Premises in a public warehouse or elsewhere at the cost and risk and for the account of the Lessee) and to alter the Leased Premises in such manner as the Lessor may deem necessary or advisable so as to put the Leased Premises in good order and to make the same rentable and from time to time sublet the Leased Premises or any part thereof for such term or terms whether or not extending beyond the then current term of this Lease Agreement (but such sublease may provide for a new and successive lease to commence immediately upon the termination of this Lease), at such rentals and upon such other terms as the Lessor in its sole discretion may deem advisable, and with the right to make alterations and repairs to the Leased Premises; and the Lessee agrees to pay to the Lessor on demand all reasonable expenses incurred by the Lessor in such subletting, and in altering, repairing and putting the Leased Premises in good order and condition, and in reletting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions; provided that the Lessor will not sublet the Leased Premises without first giving the Lessee thirty (30) days after the Event of Default to sublet the Leased Premises or assign this Lease Agreement on the Lessee's own initiative in accordance with the provisions of this Lease Agreement governing assignment and subletting. The Lessor shall be the Lessee's agent and representative on the Leased Premises in respect of all matters arising under or in connection with any such sublease made for the Lessee by the Lessor. Under each such sublease, the Lessee shall retain the right to enter upon and use the Leased Premises, subject to the terms and conditions of such sublease and the rights of the sublessee thereunder. The Lessee further agree to pay to the Lessor, following the date of such subletting, to and including the date provided in this Lease Agreement for the expiration of the Lease Term, the sums of money which would have been payable by the Lessee as Basic Rent and Supplemental Rent, deducting only the net amount of rent, if any, which the Lessor shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Lessor which in accordance with the terms of this Lease Agreement would have been borne by the Lessee) in the meantime from and by any such subletting of the Leased Premises, and the Lessee hereby agrees to remain liable for all sums otherwise payable by the Lessee under this Lease, including, but not limited to, the expenses of the Lessor aforesaid, as well as for any deficiency aforesaid. The Lessor shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Lessee for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of Basic Rent or Supplemental Rent and other sums payable hereunder, and to recover the same upon the liability of the Lessee herein provided, which liability it is expressly covenanted shall survive the commencement or determination of any action to secure possession of the Leased Premises. Nothing herein contained shall be deemed to require the Lessor to wait to begin such action or other legal proceedings until the date when this Lease Agreement would have expired had there been no such Event of Default. Notwithstanding any such subletting, pursuant to the terms hereof, the Lessor shall retain the right to and may at any time thereafter elect to terminate this Lease Agreement or the Lessee's right to possession of the Leased Premises for any previous breach which remains uncured or for any subsequent breach by giving the Lessee written notice thereof as herein provided, and in such event the Lessee shall forfeit any rights or interest under any such sublease and thereafter the obligations of any such sublessee shall run directly to the Lessor for its own account. Upon application by the Lessor, a receiver may be appointed to take possession of the Leased Premises, exercise all rights granted to the Lessor as agent and attorney-in-fact for the Lessees set forth in this Section 20(b)(iii) and apply any rentals collected from the Leased Premises as hereinabove provided. No taking of possession of the Leased Premises or other act by the Lessor as the agent and attorney-in-fact for the Lessee pursuant to the foregoing provisions, nor any subletting by the Lessor for the Lessee pursuant to the foregoing provisions, nor any such appointment of a receiver shall constitute or be construed as an election by the Lessor to terminate this Lease Agreement or the Lessee's right to possession of the Leased Premises unless a written notice of such intention be given to the Lessee.

  (c) In addition to each and every other provision of this Section 20, the Lessee shall be liable for all costs and expenses, including reasonable attorney's fees, incurred by the Lessor or Agent by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies under this Lease Agreement. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Leased Premises in mitigation of the Lessor's damages as set forth in this Section or which may otherwise limit or modify any of the Lessor's rights and remedies in this Section.

  SECTION 21. Certain Waivers. (a) To the extent this Lease Agreement is
              ---------------
interpreted to be a guarantee of the Notes, the Lessee hereby expressly waives:

      (i) notice of the acceptance by the Lessee of this Lease Agreement and the other Transaction Documents;

      (ii) notice of the existence or creation or non-payment of all or any of the obligations under this Lease Agreement or the other Transaction Documents;

      (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever;

      (iv) all diligence in collection or protection of or realization upon the obligations under this Lease Agreement or the other Transaction Documents or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

     (v) any right to direct or affect the manner or timing of either the Agent's or a Lender's enforcement of its rights or remedies;

     (vi) any defense, right of set-off or other claim whatsoever (other than payment in full and performance in full of all of the obligations under this Lease Agreement or under any other Transaction Documents in accordance with the terms hereof or thereof) that the Lessee or any third party may or might have to the payment or performance of the obligations under the Transaction Documents;

      (vii) any and all benefits and defenses to or discharges of liability that may arise from any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding with respect to the Lessor or the Lessee;

      (viii) any and all defenses which would otherwise arise upon the occurrence of any Event of Default hereunder or under any other Transaction Document, or upon the taking of any action by the Agent or the Lenders permitted hereunder or thereunder;

      (ix) any defense, right of set-off, claim or counterclaim whatsoever (other than payment and performance in full of all of the obligations under this Lease Agreement or the other Transaction Documents in accordance with the terms hereof or thereof and the documents securing those obligations), and any and all other rights, benefits, protections and other defenses which the Lessee may have, now or at any time hereafter, to full payment or performance of the obligations pursuant to the terms of this Lease Agreement and the other Transaction Documents, including, without limitation, under California Civil Code Sections 2809, 2810, 2819, 2821, 2845, 2849, 2850 and 2855, and
  California Code of Civil Procedure Sections 580a, 580b and 580d, and all successor sections;

      (x) any and all defenses against any claim by the Agent or any Lender following the Agent's or any Lender's nonjudicial foreclosure of any Mortgage securing the obligations under this Lease Agreement or the other Transaction Documents, including, but not limited to, the defense that would otherwise have been available to the Lessee by virtue of the Agent's or any Lender's nonjudicial foreclosure of such Mortgage having destroyed the right to pursue a deficiency against the Lessor, to which the Lessee would have otherwise been subrogated, in accordance with California Civil Code Section 580(d), or any subsequent enactments, modifications, and recodifications thereof; and

      (xi) all other principles or provisions of Law, if any, that conflict with the terms of this Lease Agreement or the other Transaction Documents, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

  (b) In addition to the specific waivers set forth in this Section 21, the Lessee does hereby waive and shall have no right of subrogation, reimbursement, exoneration, contribution or indemnity against the Lessor or any other Person for any reason, including but not limited to, by reason of any payments made or acts performed by the Lessee in compliance with the obligations of the Lessee hereunder or any actions taken by the Agent or any Lender pursuant to this Lease Agreement or pursuant to the other Transaction Documents.

  (c) Nothing contained in this Lease Agreement or the other Transaction Documents shall prevent the Agent or any Lender from suing to collect on the obligations under this Lease Agreement or the other Transaction Documents or from exercising concurrently or successively any rights available to it at law or in equity or under any of the Transaction Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of the Lessee. The Lessee hereby authorizes and empowers the Agent or any Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Lessee that the obligations hereunder shall be absolute, independent, and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the acceptance of a deed or possession of any other collateral in lieu of foreclosure, the Lessee shall remain bound under this Lease Agreement and the other Transaction Documents.

  SECTION 22. Memorandum of Lease.
              -------------------

  This Lease Agreement shall not be recorded, but a Memorandum of Lease, in the form attached hereto as Exhibit C, shall be executed and acknowledged by the parties and recorded by the Lessee, at its own expense, in the county where the Leased Premises are located as soon as reasonably possible after full execution and delivery of this Lease.

  SECTION 23. Lessor's Right to Perform for the Lessee. If the Lessee fails to
              ----------------------------------------
pay any Supplemental Rent or fails to perform or comply with any of its agreements contained herein, the Lessor may itself, after notice to the Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 17 hereof, shall, if not paid by the Lessee to the Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that
                                                       --------  -------
no such payment, performance or compliance by the Lessor shall be deemed to cure any Event of Default hereunder.

  SECTION 24. Notices. All notices provided for or required under the terms and
              -------
provisions hereof shall be given in the manner provided for and the addresses specified in Section 6.02 of the Participation Agreement.

  SECTION 25. Nature of Transaction.
              ---------------------

  (a) It is the intention of the parties that for federal, state and local income or franchise tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based), real estate and Uniform Commercial Code purposes:

      (i) this overall transaction constitutes a loan by the Lenders and Equity Participant to Lessee and preserves beneficial ownership in the Leased Premises in Lessee, and obligations of Lessee to pay Basic Rent shall be treated as payments of interest; and

      (ii) the Mortgage and the Assignment Agreements create liens and security interests in the Leased Premises in favor of Agent for the benefit of the Lenders and Equity Participant.

Accordingly, and notwithstanding any provision of this Lease to the contrary, the parties hereto agree and declare that: (i) the transactions contemplated by this Lease are intended to have a dual, rather than single form, as evidenced by the statements set forth in Section 26 hereof, and (ii) all references in the Transaction Documents to the "lease" of the Leased Premises which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of the parties hereto as to the true characterization of such arrangements. Notwithstanding the intentions of the parties set forth above, Lessee acknowledges and agrees that none of Agent, any Lender, the Equity Participant or their representatives have made any representations or warranties concerning the tax, accounting or legal characteristics of the Transaction Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice from its own experts concerning the Transaction Documents as it deems appropriate.

  (b) Specifically, without limiting the generality of paragraph (a) of this
Section 25, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Transaction Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state thereof affecting the Lessee, the Lessor, any Lender or the Equity Participant or any enforcement or collection actions, the transactions evidenced by this Lease are loans made by the Equity Participant and the Lenders as unrelated third party lenders to the Lessee secured by the Leased Premises pursuant to the Mortgage and Assignment Agreements.

  (c) The Lessor agrees that it will not file any federal, state or local income tax returns during the Lease Term that are inconsistent with the treatment of the Lessee as owner of the Leased Premises for federal, state and local income tax purposes. The Lessee agrees to file all applicable state and local property returns, reports, forms and notices with respect to the Leased Premises during the Lease Term consistent with the treatment of the Lessee as the owner of the Leased Premises for state and local property tax purposes.

  SECTION 26. Operating Lease. Notwithstanding the provisions of Section 25
              ---------------
hereof, the Lessor and the Lessee hereby declare that it is their mutual intent that for accounting purposes this Lease Agreement be an operating lease (for purposes of FASB Statement 13) and not an instrument or evidence of indebtedness, and that the relationship between the Lessor and the Lessee under this Lease Agreement shall always be that of lessor and lessee only.

  SECTION 27. Governing Law; Waiver of Jury Trial
              -----------------------------------

  THIS LEASE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH
                                                --------
RESPECT TO THE LEASED PREMISES LOCATED IN A STATE OTHER THAN NEW YORK, THE LAWS OF SUCH STATE SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT EITHER (I) A COURT OF COMPETENT JURISDICTION DETERMINES THAT THE LAWS OF SUCH STATE MUST BE APPLIED, OR (II) THE LESSOR DETERMINES IN ITS SOLE DISCRETION THAT IT IS NECESSARY TO APPLY THE PROCEDURAL LAWS OF SUCH STATE IN ORDER FOR THE LESSOR TO FULLY AND EFFECTIVELY EXERCISE ITS RIGHTS AND REMEDIES HEREUNDER. PURSUANT TO
SECTION 6.06(B) OF THE PARTICIPATION AGREEMENT, THE LESSEE HAS AGREED TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF AND VENUE IN THE STATE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND TO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH THIS LEASE AGREEMENT AND OTHER MATTERS ARISING OUT OF THE TRANSACTION DOCUMENTS.

  SECTION 28. Miscellaneous.
              -------------

  (a) The Lessee will promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the provisions of this Lease Agreement and the other Transaction Documents. The Lessee, at its own cost and expense, will take all such actions as may be reasonably requested by the Lessor, the Agent, or any Lender, in order to establish, preserve and perfect (a) the Lessor's good and marketable title to the Leased Premises and the Lessor's rights under this Lease Agreement and the other Transaction Documents, and (b) the first and prior perfected Lien of the Agent in the Leased Premises and this Loan Agreement, including, without limitation, procuring, executing and delivering from time to time any endorsements, assignments, financing statements, deeds of trust and other writings reasonably deemed necessary or appropriate by the Lessor or the Agent.

  (b) All rights and obligations under this Lease Agreement shall bind, and inure to the benefit of, the parties hereto and their successors and permitted assigns.

  (c) If any term or provision of this Lease Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and shall be enforced to the extent permitted by law.

  (d) The failure of a party to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

  (e) No change in the provisions of this Lease Agreement shall be effective unless made in writing and signed by the Lessor and the Lessee.

  (f) The headings preceding the text of sections of this Lease Agreement are for convenience only and shall not modify or affect the substantive provisions of this Lease.

  (g) There are no oral, verbal, or other agreements (unless attached hereto or specifically referred to herein) which modify or affect this Lease. This Lease Agreement supersedes any and all prior agreements executed by or on behalf of the parties hereto regarding the Leased Premises.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                       FLEET NATIONAL BANK,
                                         not in its individual capacity
                                         but solely as Owner Trustee
                                         under the Trust Agreement


                                       By:  /s/ Elizabeth C. Hammer
                                          -------------------------
                                            ELIZABETH C. HAMMER
                                            Vice President



                                       SMART & FINAL INC.



                                       By:
                                          --------------------------

  IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                       FLEET NATIONAL BANK,
                                         not in its individual capacity
                                         but solely as Owner Trustee
                                         under the Trust Agreement


                                       By:  /s/ Elizabeth C. Hammer
                                          -------------------------
                                            ELIZABETH C. HAMMER
                                            Vice President


                                       SMART & FINAL INC.


                                       By:  /s/ Martin Lynch
                                          ------------------
                                          Executive Vice President

                                       By:  /s/ Donald G. Alvarado
                                          ------------------------
                                          Senior Vice President

                                                                     EXHIBIT A
                                                            TO LEASE AGREEMENT

                              FORM OF LEASE SUPPLEMENT

                                      A-1